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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETLIST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NETLIST, INC.
175 Technology Suite 150
Irvine, California 92618
(949) 435-0025

June 24, 2020

Dear Netlist Stockholder:

        On behalf of the Board of Directors, it is our pleasure to invite you to the 2020 Annual Meeting of Stockholders of Netlist, Inc. ("Annual Meeting"), which will be held on Friday, August 7, 2020 at 10:00 a.m., Pacific Time, at the offices of Toppan Merrill Corporation at 2603 Main Street, Suite 610, Irvine, California 92614.

        The Annual Meeting will include a report on our business, a discussion of and voting on the matters described in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, and a question-answer session.

        Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

        Thank you for your continued investment in Netlist.

Sincerely,

Gail Sasaki Vice President, Chief Financial Officer and Corporate Secretary

NETLIST, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time

Friday, August 7, 2020
10:00 a.m., Pacific Time

Location

Toppan Merrill Corporation
2603 Main Street Suite 610
Irvine, California, 92614

Items of Business

  1.
  To elect one director named in this Proxy Statement;
  2.
  To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for fiscal 2020;
  3.
  To approve an amendment to our Restated Certificate of Incorporation; and
  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date

        June 9, 2020. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

        Whether or not you plan to attend in-person, please be sure to vote your shares by proxy. Your vote is important.

By order of the Board of Directors,

Gail Sasaki Vice President, Chief Financial Officer and Corporate Secretary
Irvine, California June 24, 2020

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Friday, August 7, 2020

        Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 28, 2019 are available at www.edocumentview.com/NLST. These proxy materials were first sent or made available to stockholders on June 26, 2020.

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.

        In this Proxy Statement, the terms the "Company," "Netlist," "we," "us," and "our" refer to Netlist, Inc. Information presented in this Proxy Statement is based on Netlist's fiscal calendar.

2020 Annual Meeting of Stockholders

  Friday, August 7, 2020
  10:00 a.m., Pacific Time

  Toppan Merrill Corporation
  2603 Main Street, Suite 610
  Irvine, California 92614

        Only stockholders of record at the close of business on June 9, 2020 are entitled to receive notice of and to vote at our 2020 Annual Meeting of Stockholders ("Annual Meeting").

Voting Matters and Vote Recommendations

        Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card in the enclosed postage prepaid envelope or submit your vote via the Internet or by telephone as promptly as possible, to ensure your shares will be voted at the Annual Meeting. Unless you instruct otherwise, any vote submitted by proxy that is not revoked will be voted at the Annual Meeting as follows:

  1.
  To elect one director to our Board of Directors to serve until our 2021 Annual Meeting of Stockholders and until his successor is duly elected or appointed and qualified or until his earlier resignation or removal;
  2.
  To ratify the appointment of KMJ Corbin & Company LLP ("KMJ") as our independent registered public accounting firm for our fiscal year ending January 2, 2021 ("Fiscal 2020");
  3.
  To approve an amendment to our Restated Certificate of Incorporation ("Restated Certificate") to increase the number of authorized shares of our common stock by approximately 50% (from 300,000,000 to 450,000,000); and
  4.
  With regard to all other matters as may properly come before the Annual Meeting, in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the best judgment of the individuals named as proxies on the enclosed proxy card.

        Our Board of Directors recommends a vote "FOR" the director nominee in Proposal 1, and "FOR" each of Proposals 2 and 3.

        To obtain directions to attend the Annual Meeting and vote in person, or if you have questions, please call Investor Relations at (212) 739-6740 or email nlst@theplunkettgroup.com. If you need assistance voting your shares, please call 1-800-652-VOTE.

CORPORATE GOVERNANCE

Board Responsibilities and Meeting Attendance

        The primary responsibilities of the Board are to provide oversight of the business and affairs of the Company, determination of the Company's mission, our long-term strategy and objectives, and management of the Company's risks. These functions of the Board have been carried out by the full Board and, when delegated, by the committees thereof.

        Our Board of Directors held four meetings in Fiscal 2019, and each director attended at least 75% of all meetings of the Board and each committee on which he served in Fiscal 2019 that was held during the period in which the director served. We do not have a policy requiring that directors attend our annual meetings of stockholders, and none of our independent directors attended our 2019 Annual Meeting of Stockholders.

Director Independence

        Our common stock was listed on The Nasdaq Capital Market ("Nasdaq") until September 27, 2018. On September 27, 2018, our common stock began trading on the OTCQX® Best Market. OTCQX® Best Market does not require that a majority of the board of directors be independent. Nevertheless, our Board has historically considered the independence of our directors under the listing standards of Nasdaq.

        Our Board has determined that each of our directors serving at any time in Fiscal 2019, other than our President and Chief Executive Officer, Chun K. Hong, is an independent director within the meaning of applicable Nasdaq rules. In addition, our Board has determined that each director serving at any time in Fiscal 2019 as a member of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, at all times of such service, satisfied or satisfies all independence standards and financial expertise requirements applicable to members of each such committee under, and taking into account the factors set forth in, Nasdaq and SEC rules, and also constitutes a non-employee director, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In making these determinations, the Board reviewed and discussed information provided by the directors and management regarding each director's business and personal activities as they may relate to our company.

Proposed Changes to Board and Committee Structure

        In order to proactively address the economic effects of the recent coronavirus, the Board has evaluated various cost-cutting measures, including review of the Board and committee structure, operations and compensation of the members thereof. As a result of its evaluation and because we are no longer subject to Nasdaq rules, the Board has determined it to be in the best interests of its stockholders to reduce the number of directors serving on the Board to one director and to dissolve all committees of the Board effective immediately after the Annual Meeting. The company will continue to be an SEC filer and as such, will continue to have its financial results reviewed quarterly and audited annually by outside auditors.

Board Committees

        Our Board has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is described below and operates pursuant to a written charter adopted by our Board and available on our website, www.netlist.com. The table below shows the membership of these committees during Fiscal 2019 and Fiscal 2020 to date, as well as the number of meetings held by each of these committees during Fiscal 2019. As discussed above, effective immediately after the Annual Meeting, we intend to reduce the number of directors serving on the Board to one director and dissolve all committees of the Board.

Name	Audit	Compensation	Nominating and Corporate Governance
Jun S. Cho	•		•
Kiho Choi	Chair	•
Blake A. Welcher	•	Chair	Chair
Number of Meetings Held in Fiscal 2019	4	2	0*
*
All matters were discussed through the form of unanimous written consent during Fiscal 2019.

(1)
Messrs. Choi (Chair), Cho and Welcher have served on this committee at all times during Fiscal 2019 and Fiscal 2020 to date.
(2)
Messrs. Welcher (Chair) and Choi have served on this committee at all times during Fiscal 2019 and Fiscal 2020 to date.
(3)
Messrs. Welcher (Chair) and Cho have served on this committee at all times during Fiscal 2019 and Fiscal 2020 to date.
(4)
Our Board has determined that Mr. Choi qualifies as an "audit committee financial expert" in accordance with applicable SEC rules.

Audit Committee

        The primary functions of our Audit Committee have been, among other things, to:

  •
  oversee our financial reporting process, including discussing with our independent registered public accounting firm the scope and plans for all annual audits and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our accounting and financial controls, systems to monitor and manage business risk, and legal and ethical compliance programs;
  •
  review with management and our independent registered public accounting firm all of our audited and interim financial statements;
  •
  review and approve in advance any transactions by us with related parties;
  •
  appoint, terminate, replace, ensure the independence of and oversee our independent registered public accounting firm;
  •
  pre-approve all audit services and, subject to a "de minimus" exception, all permissible non-audit services to be performed by the independent registered public accounting firm;
  •
  be responsible for setting the corporate tone for quality financial reporting and sound business risk practices and ethical behavior; and
  •
  establish procedures for the confidential and anonymous submission, receipt, retention and treatment of concerns or complaints regarding accounting, internal accounting controls and auditing matters.

        After the dissolution of the committee, these functions will be filled by our sole director.

Compensation Committee

        The primary functions of our Compensation Committee have been, among other things, to:

  •
  review and approve, or make recommendations to the Board regarding, our programs and arrangements for our Section 16 executive officers, including salary, incentive compensation, equity compensation and perquisite programs;
  •
  review the evaluation process and compensation structure for our non-Section 16 executive officers;

  •
  assist the Board in developing and evaluating potential candidates for executive positions and oversee the development of executive succession plans; and
  •
  review and act as administrator of our incentive compensation and other stock-based plans.

        Pursuant to its charter, the Compensation Committee may select, retain and terminate such legal counsel, compensation consultants and other experts or advisors as it deems necessary or appropriate in its sole discretion, and has the authority to approve the fees and retention terms relating to any such consultants or advisors. Pursuant to its charter and in accordance with applicable Nasdaq and SEC rules, the Compensation Committee assessed the independence of any such consultants or advisors, including the existence of any conflicts of interest, before any engagement. In Fiscal 2019, no such consultants or advisors were retained to assist in determining or recommending the amount or form of executive and director compensation.

        The Compensation Committee charter permits the Compensation Committee to form and delegate any of its responsibility to subcommittees as it deems necessary or appropriate in its sole discretion, and the terms of the Netlist, Inc. Amended and Restated 2006 Equity Incentive Plan (the "Equity Plan") permit the Compensation Committee, as the administrator of such plan, to delegate to management the authority to grant awards under such plan of up to 25,000 shares of our common stock.

        Pursuant to its charter, the Compensation Committee may invite any director, officer or other employee of the Company to be present at meetings of the Compensation Committee, subject to maintenance of the confidentiality of compensation discussions. Our Chief Executive Officer and our Chief Financial Officer have generally participated in meetings of the Compensation Committee at the committee's request in order to, among other things, make presentations regarding the Company and individual performance goals for our executives and other senior employees, which are typically discussed on a semi-annual basis, cash bonus and equity award levels for our executives and other senior employees based on achievement of such performance goals, and changes to base salaries for our executives or other senior employees, as applicable. The Compensation Committee reviews and considers these recommendations, but makes all compensation decisions for our executive officers based on its own judgment and discretion and factors it deems relevant. Our Chief Executive Officer has not historically been involved in discussions about or the determination of any aspect of his own compensation.

        After the dissolution of the committee, these functions will be filled by our sole director.

Nominating and Corporate Governance Committee

        The primary functions of our Nominating and Corporate Governance Committee have been, among other things, to:

  •
  lead the search for individuals qualified to become members of the Board and select director nominees to be presented at our annual meetings of stockholders;
  •
  review the standards to be applied by the Board in making determinations as to whether a director satisfies applicable independence requirements;
  •
  review the Board's structure and the Board's committee structure and make recommendations as appropriate, including recommending to the Board the directors to serve as members of each Board committee;
  •
  conduct an annual performance evaluation of the Board and its committees;
  •
  advise the Board on candidates for the positions of Chairman of the Board, Lead Independent Director, Chief Executive Officer and other executive officer positions;
  •
  develop, recommend to the Board and review a set of corporate governance guidelines and a code of business conduct and ethics; and

  •
  review changes in legislation, regulations and other developments impacting corporate governance and make recommendations to the Board with respect to these matters and corporate governance matters generally.

        After the dissolution of the committee, these functions will be filled by our sole director.

Director Nominations

        Our Board, as a whole and through our Nominating and Corporate Governance Committee, has been responsible for identifying, evaluating, recommending and selecting nominees to serve as directors of our Company.

Criteria and Qualifications

        Our Nominating and Corporate Governance Committee has been responsible for identifying qualified individuals to become members of our Board of Directors and recommending to the Board proposed nominees for Board membership. In identifying and recommending qualified director candidates, the Nominating and Corporate Governance Committee reviewed and evaluated each proposed individual's skills, expertise, industry and other knowledge and business and other experience that may be useful to the effective oversight of the Company's business. In evaluating continuing directors, the Board also considered an individual's past contributions to the Board and the tenure of the continuing director. Under the Nominating and Corporate Governance Committee charter, the qualifications to be considered in the selection of director candidates, among others as the committee deems relevant, are broad experience in business, finance or administration; familiarity with the Company's industry; and prominence and reputation. Additionally, since prominence and reputation in a particular profession or field of endeavor are what brings most prospective director candidates to the Board's attention, the Nominating and Corporate Governance Committee also considers whether a prospective candidate has the time available to devote to the work of the Board and one or more of its committees. The Committee also reviewed the activities and associations of each prospective director candidate to ensure that there was no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board.

        After the dissolution of the committee, these functions will be filled by our sole director.

Identification and Evaluation of Director Nominees

        Our Nominating and Corporate Governance Committee has utilized a variety of methods for identifying director nominees. For example, potential director candidates may come to the attention of the committee from current members of the Board, executive officers, professional search firms, stockholders or others. Pursuant to its charter, the Nominating and Corporate Governance Committee had the powers to select, retain and terminate such legal counsel, consultants and other experts or advisors as it deemed necessary or appropriate in identifying and evaluating director nominees or otherwise fulfilling its responsibilities, although in Fiscal 2019, no such consultants or advisors were retained.

        The Nominating and Corporate Governance Committee has had the discretion to consider and evaluate potential director candidates at any point during our fiscal year. In addition, in connection with each annual meeting of our stockholders, the Nominating and Corporate Governance Committee has recommended to our Board certain director nominees for election at the annual meeting by our stockholders, and the Board then selects its slate of director nominees based on its determination, using the recommendation and other information provided by the Nominating and Corporate Governance Committee as it deems appropriate, of the suitability of all potential director candidates, individually and in the aggregate, to serve as directors of our Company.

Stockholder Recommendations of Director Candidates

        Our Nominating and Corporate Governance Committee has considered director candidates recommended by our stockholders. Effective immediately after the Annual Meeting, the Nominating and Corporate Governance Committee will be dissolved and any recommendations for director candidates will be evaluated by our sole director in the same manner as our current Nominating and Corporate Governance Committee. The sole director does not evaluate director candidates differently based on whether the candidate is recommended by a stockholder or otherwise, and any stockholder-recommended candidate would be included in and evaluated in the same manner as the pool of other prospective director candidates. Any such recommendation should be made in writing to our Corporate Secretary at the address of our principal executive offices and should include the name, address and a current resume and curriculum vitae of the proposed director candidate, a statement describing the candidate's qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is recommending the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the recommending stockholder and a description of all arrangements or understandings between the recommending stockholder and the candidate. Any stockholder-recommended candidate that is selected by our sole director would be appointed to a vacant seat on the Board or included in the Board's slate of recommended director nominees for election at our next annual meeting of stockholders.

Stockholder Nominations of Directors

        Our Amended and Restated Bylaws ("Bylaws") provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of Directors at the applicable annual meeting. These notice requirements provide that a stockholder desiring to nominate a director to our Board of Directors must do so by written notice delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election. See "Stockholder Proposals or Director Nominations for 2021 Annual Meeting of Stockholders" in General Information for information about these time periods in connection with our 2021 Annual Meeting of Stockholders. The stockholder's written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee included in our proxy statement for such meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement. Please refer to the full text of our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address of our principal executive offices or may be accessed on our website, www.netlist.com or through our SEC filings available at www.sec.gov.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a set of Corporate Governance Guidelines to assist the Board and its committees in fulfilling their respective responsibilities. Our Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as all of our other executive officers and employees and all of our directors, which satisfies applicable requirements of the Sarbanes-Oxley Act of 2002 and SEC rules. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website, www.netlist.com. We intend to disclose on our website any amendments to or waivers from our Code of Business Conduct and Ethics, to the extent required by applicable law or SEC rules. We are withdrawing our Corporate Governance Guidelines effective as of the Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

        Both the Chairman of the Board and the Chief Executive Officer positions are currently held by Mr. Hong. The Board of Directors believes our Chief Executive Officer is best situated to serve as Chairman of the Board because, as one of our founders and due to his involvement in our day-to-day operations, he possesses in-depth knowledge of the issues, opportunities and challenges facing the Company, and the Board believes he is best positioned to develop agendas that ensure the Board's time and attention are focused on our most critical matters. The Board also believes Mr. Hong's combined role, along with his significant ownership in the Company, increases accountability, promotes strategy development and execution and facilitates information flow between management and the Board of Directors, all of which our Board believes are essential to the effective governance of our Company. In addition, Mr. Cho is currently designated by the Board as our Lead Independent Director, a position held by an independent director who serves in a lead capacity to coordinate the activities of the other independent directors, call and chair executive sessions of the Board, assist with the preparation of the agenda for each Board meeting and perform such other board leadership duties and responsibilities as the Board of Directors may determine. Effective immediately after the Annual Meeting, the Board recommends for Mr. Hong to serve as sole director of the Board and continue in his position as Chief Executive Officer. Mr. Cho's current designation as our Lead Independent Director will be terminated upon his completion of service to the Board. The sole director will be responsible for risk oversight of our company.

Stockholder Communications with the Board of Directors

        Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to our Board of Directors, care of our Corporate Secretary, at the address of our principal executive offices. Copies of any such written communication received by the Corporate Secretary will be provided to our full Board of Directors or the identified Board member(s), unless the communication is considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s).

EXECUTIVE OFFICERS

        Each of our executive officers is appointed by, and serves at the direction of, our Board, subject to the terms of our employment agreement with Mr. Hong, our President and Chief Executive Officer, which is described under "Executive Compensation—Employment Agreements" in this Proxy Statement below, and which establishes, among other things, Mr. Hong's term of office.

        The narrative below provides, for Gail Sasaki, our only executive officer other than Mr. Hong, such individual's age as of June 19, 2020; current position(s) with our Company; tenure in such position(s); information about such individual's business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; and involvement in certain legal or administrative proceedings, if any. Such information about Mr. Hong, who is also a director of our Company, is set forth above in the description of Proposal No. 1. There is no arrangement or understanding between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer of the Company.

        Gail Sasaki, 63, has been our Vice President and Chief Financial Officer since January 2008 and our Corporate Secretary since August 2007. From 2006 to January 2008, Ms. Sasaki served as our Vice President of Finance. Prior to her tenure at Netlist, Ms. Sasaki served in various senior financial roles, including Chief Financial Officer of eMaiMai, Inc., a commercial technology company based in Hong Kong and mainland China; Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer of eMotion, Inc. (a Kodak subsidiary and formerly Cinebase Software), a developer of business-to-business media management software and services, and Chief Financial Officer of MicroNet Technology, Inc., a leader in storage technology. Ms. Sasaki also spent seven years in public accounting leaving as an audit manager with Arthur Young (now known as Ernst &Young LLP). Ms. Sasaki earned a Bachelor's degree from the University of California at Los Angeles and also earned a Master of Business Administration degree from the University of Southern California.

EXECUTIVE COMPENSATION

        The table below provides information about the compensation awarded to, earned by or paid to each of the following individuals, which we refer to collectively as our "named executive officers," for Fiscal 2019 and Fiscal 2018: each person serving at any time during Fiscal 2019 as our principal executive officer (our President and Chief Executive Officer, Mr. Hong); and our only other executive officer serving as such at any time during Fiscal 2019 (our Vice President, Chief Financial Officer and Corporate Secretary, Ms. Sasaki).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Chun K. Hong	2019	323,000	408,004	51,486	782,490
President and Chief Executive Officer	2018	323,000	75,780	47,328	446,108
Gail Sasaki	2019	200,000	223,992	—	423,992
Vice President, Chief Financial Officer and	2018	200,000	18,945	1,385	220,330
Secretary
(1)
Represents the grant date fair value of the restricted stock ("RSAs") and restricted stock units ("RSUs") granted during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). The grant date fair value was determined using the fair value of the underlying shares of our common stock.
(2)
For 2019, the amount consists of $10,936 for automobile rental payments, $8,694 for other vehicle-related costs, $22,052 for a country club membership, $4,532 for a health club membership, and $5,272 for income tax and estate planning costs incurred on Mr. Hong's behalf. For Fiscal 2018, the amount consists of (a) for Mr. Hong, $15,816 for automobile rental payments, $3,554 for other vehicle-related costs, $21,302 for a country club membership, $2,482 for a health club membership, and $4,174 for income tax and estate planning costs incurred on Mr. Hong's behalf, and (b) for Ms. Sasaki, the amount of our matching contributions under our savings plan qualified under Section 401(k) of the Code.

Employment Agreements

        We entered into an employment agreement with our President and Chief Executive Officer, Mr. Hong, in September 2006. This agreement provides for an initial base salary of $323,000 plus other specified benefits, including the reimbursement of professional fees and expenses incurred in connection with income and estate tax planning and preparation, income tax audits and the defense of income tax claims; the reimbursement of membership fees and expenses for professional organizations and one country club; the reimbursement of employment-related legal fees; automobile rental payments and other vehicle-related expenses; and the reimbursement of health club membership fees and other similar health-related expenses. Mr. Hong may earn annual cash performance bonuses, at the discretion of our Compensation Committee or our Board, of up to 100% of his base salary based upon the achievement of individual and Company performance objectives.

        Mr. Hong's employment agreement automatically renews for additional one-year periods unless we provide or Mr. Hong provides notice of termination six months prior to the renewal date, but at all times Mr. Hong may terminate his employment upon six months' advance written notice to us and we may terminate Mr. Hong's employment upon 30 days' advance written notice to Mr. Hong. If we terminate Mr. Hong's employment without cause or if he resigns from his employment for good reason, which includes a termination or resignation upon a change of control of our Company, Mr. Hong would be entitled to receive continued payments of his base salary for one year, reimbursement of medical insurance premiums during that period unless he becomes employed elsewhere, a pro-rated portion of his annual performance bonus, and, if any severance payment is deemed to be an "excess parachute payment" within the meaning of Section 280G of the Code, an amount equal to any excise tax imposed under Section 4999 of the Code. In addition, upon any such termination or resignation, any unvested stock options held by Mr. Hong would immediately become fully vested and exercisable as of the effective date of the termination or resignation. If Mr. Hong's employment is terminated due to death or disability, he or his estate would receive a lump-sum payment equal to half of his annual base salary and any stock options held by Mr. Hong would vest to the same extent as they would have vested one year thereafter. Additionally, if Mr. Hong's employment is terminated due to death or disability, 25% of the shares subject to outstanding stock options, or such lesser amount as is then unvested, would immediately vest and become exercisable. If Mr. Hong resigns without good reason or is terminated for cause, we would have no further obligation to him other than to pay his base salary or other amounts earned by him through the date of resignation or termination.

        For purposes of Mr. Hong's employment agreement:

  •
  "cause" means a reasonable determination by the Board, acting in good faith based upon actual knowledge at the time, that Mr. Hong has (i) materially breached the terms of his employment agreement, or any other material agreement between us and Mr. Hong, including an arbitration agreement and a proprietary information and invention assignment agreement, (ii) committed gross negligence or engaged in serious misconduct in the execution of his assigned duties, (iii) been convicted of a felony or other serious crime involving moral turpitude, (iv) materially refused to perform any lawful duty or responsibility consistent with Mr. Hong's position with our Company, or (v) materially breached his fiduciary duty or his duty of loyalty to our Company;

  •
  "good reason" means (i) the assignment to Mr. Hong, without his consent, of duties inconsistent with his position so as to constitute a diminution of status with our Company, including an assignment of Mr. Hong to a position other than President and Chief Executive Officer of our Company, (ii) our reduction of Mr. Hong's base salary as in effect at any time without Mr. Hong's consent, other than a decrease of up to (and including) 10% in connection with an adverse change in the business operations or financial condition of our Company, (iii) the occurrence of a change of control, or (iv) a requirement that Mr. Hong relocate (or report on a regular basis) to an office outside of Orange County without his consent; and

  •
  a "change of control" means the occurrence of any of the following: (i) any person or entity is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing a percentage of the combined voting power of our then-outstanding securities that is greater than 50%, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of Mr. Hong's employment agreement, constituted our Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose appointment or election by the Board or nomination for election by our stockholders is approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date of Mr. Hong's employment agreement or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of our Company in which our Company does not survive or our Company survives but the shares of our common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of our Company after such merger or consolidation; or (iv) our stockholders approve a plan of our complete liquidation or dissolution or there is consummated an agreement for our sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership of our Company immediately prior to such sale.

        We have not entered into an employment agreement with Ms. Sasaki, our Vice President, Chief Financial Officer and Secretary. For Fiscal 2019 and Fiscal 2018, Ms. Sasaki received an annualized base salary of $200,000. If Ms. Sasaki's employment is terminated due to death or disability, any stock options held by Ms. Sasaki would vest to the same extent as they would have vested one year thereafter. Additionally, if Ms. Sasaki's employment is terminated due to death or disability, 25% of the shares subject to outstanding stock options, or such lesser amount as is then unvested, would immediately vest and no additional shares would vest thereafter. Ms. Sasaki is eligible for a target cash bonus of 75% of her base salary, which is to be determined by our Board in its discretion based on various factors.

Cash Bonuses

        No cash bonuses were paid to either Mr. Hong or Ms. Sasaki for Fiscal 2019 and Fiscal 2018.

Retirement Benefits

        We maintain a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code, to which all of our employees, including our named executive officers, are able to contribute up to the limit prescribed by applicable tax rules on a before-tax basis. All of these employee contributions are fully-vested upon contribution. In addition, we may make matching contributions on the contributions of our employees on a discretionary basis, and during Fiscal 2018, we made matching contributions equal to 50% of the first 6% of pay that was contributed by employees, including our named executive officers, to the plan. Effective for pay periods beginning April 15, 2018, we no longer make these matching contributions.

Outstanding Equity Awards at Fiscal Year End

        The following table shows information about the equity awards held by our named executive officers as of the end of Fiscal 2019:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)(1)	Number of Securities Underlying Unexercised Options Unexercisable(#)(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares That Have Not Vested(#)(2)	Market Value of Shares That Have Not Vested($)(2)
Chun K. Hong	3/17/2011	300,000	—	2.21	3/17/2021	—	—
	2/27/2012	300,000	—	3.59	2/27/2022	—	—
	2/11/2013	300,000	—	0.71	2/11/2023	—	—
	2/21/2014	300,000	—	2.05	2/21/2024	—	—
	1/6/2015	300,000	—	0.84	1/6/2025	—	—
	1/8/2016	281,250	18,750	0.70	1/18/2026	—	—
	2/14/2017	131,250	93,750	1.02	2/14/2027	—	—
	4/13/2018	—	—	—	—	150,000	47,820
	3/7/2019	—	—	—	—	649,687	207,120
Gail Sasaki	3/17/2011	75,000	—	2.21	3/17/2021	—	—
	2/27/2012	75,000	—	3.59	2/27/2022	—	—
	2/11/2013	75,000	—	0.71	2/11/2023	—	—
	2/21/2014	75,000	—	2.05	2/21/2024	—	—
	1/6/2015	75,000	—	0.84	1/6/2025	—	—
	1/18/2016	70,312	4,688	0.70	1/18/2026	—	—
	2/14/2017	51,562	23,438	1.02	2/14/2027	—	—
	4/13/2018	—	—	—	—	37,500	11,955
	3/18/2019	—	—	—	—	360,281	114,858
(1)
Represents stock option awards granted under the Equity Plan. These stock option awards that are not fully exercisable vest in 16 equal quarterly installments, subject to continued service on each vesting date, subject to accelerated vesting in certain circumstances as described under "Employment Agreements" above.
(2)
Represents RSAs and RSUs granted under the Equity Plan. Restrictions on the RSAs lapse equally on the first and second anniversaries of their grant date. Restrictions on RSUs lapse in eight equal semi-annual installments from the grant date.

2020 Compensation Adjustments

        On March 6, 2020, our Compensation Committee approved compensation for our two named executive officers beginning calendar year 2020. The Compensation Committee approved a base salary of $450,000 per annum for Chun K. Hong, our Chief Executive Officer, and $275,000 per annum for Gail Sasaki, our Chief Financial Officer. In making this determination, the Compensation Committee considered that both officers had held their positions since our initial public offering in 2006 and that Mr. Hong had not received an increase in his base salary for 13 years and Ms. Sasaki had not received any increase in her base salary for 10 years. In its deliberations regarding the adjustments to base salary, the Compensation Committee considered the cost of living increases in the United States, California and Orange County, California during the period since the initial public offering as calculated according to various government and private publications. The final determination of base salary levels was made after considering the range of calculations as well as a number of other factors that the Compensation Committee determined to be relevant in the exercise of its business judgment. The Compensation Committee also established bonus targets for the officers of 100% of base salary dependent upon achieving agreed financial objectives. Finally, the Compensation Committee approved awards of 300,000 restricted stock units for Mr. Hong and 75,000 restricted stock units for Ms. Sasaki, subject to four-year vesting.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

        Our non-employee directors receive annual cash compensation of $30,000, which is paid in four equal quarterly installments, and additional cash payments of $1,000 for each regularly scheduled Board meeting and each Board committee meeting not held on the same day as a Board meeting that is attended by the director. The Lead Independent Director and the Chair of our Audit Committee each receive additional cash compensation of $5,000 per year. All of our directors, including our non-employee directors, are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

        In addition, each of our non-employee directors is granted a stock option award to purchase up to 25,000 shares of our common stock upon his or her initial appointment or election to the Board, and a stock option award to purchase up to 20,000 shares of our common stock each year in which he or she continues to serve as a director. For awards granted to non-employee directors before Fiscal 2017, all stock options vest in 16 equal quarterly installments, and for awards granted to non-employee directors in Fiscal 2017 and thereafter, all stock options vest in one installment on the, earlier of, the one-year anniversary of the award or the day prior to the next annual shareholders meeting, in all cases subject to continued service on each vesting date. All stock option awards granted to non-employee directors are granted under our equity compensation plans then in effect and have an exercise price equal to the fair market value of our common stock on the grant date of the award. In Fiscal 2019, a grant of a stock option award to our non-employee directors was discontinued, and each of our non-employee directors was granted approximately 100,000 restricted stock awards. These restricted stock awards vested immediately upon grants. After the Annual Meeting, our sole director will be an employee, and therefore our director compensation program will terminate.

        Directors who are our employees receive no additional compensation for their service as directors.

Director Compensation Table

        The following table shows the compensation of our non-employee directors for Fiscal 2019. Mr. Hong, our President and Chief Executive Officer, is not included in this table because he is an employee of our Company and receives no additional compensation for his service as a director. The compensation received by Mr. Hong as an employee of our Company is described in "Executive Compensation."

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)(2)
Jun S. Cho	43,004	59,840	102,844
Kiho Choi	45,004	54,400	99,404
Blake A. Welcher	40.000	70,720	110,720
(1)
Represent the grant-date fair value of RSUs granted on March 18, 2019 calculated in accordance with ASC 718. The grant-date fair value was determined using the fair value of the underlying shares of our common stock. These RSUs fully vested on the grant date.
(2)
At the end of Fiscal 2019, each individual named in the table held stock options to purchase the following number of shares of our common stock: (i) Mr. Cho, 105,000; (ii) Mr. Choi, 45,000; and (iii) Mr. Welcher, 125,000.

EQUITY COMPENSATION PLANS

        We currently maintain one equity incentive plan, the Equity Plan. The Equity Plan initially became effective in 2006, and was amended and restated in 2010, 2016 and 2019. Our Board and our stockholders have previously approved the Equity Plan, including all amendments and restatements of such plan. The terms of the Equity Plan are summarized below.

Share Reserve and Share Limits

        Each January 1, the number of shares reserved for issuance under the Equity Plan will continue to be automatically increased by the lesser of (i) 2.5% of the shares then issued and outstanding, or (ii) 1,200,000 shares. As of June 9, 2020, there were 15,005,566 total shares reserved for issuance under the Equity Plan, including 8,894,477 shares subject to outstanding equity awards granted under this plan.

        Any shares subject to an award or portion of an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Equity Plan. Shares that have been issued under the Equity Plan pursuant to an award generally shall not be returned to the reserve under the Equity Plan and shall not become available for future issuance under the Equity Plan, except that if unvested shares are forfeited, or repurchased by us at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Equity Plan. Shares tendered or withheld in payment of an option exercise price shall not be returned to or become available for future issuance under the Equity Plan.

        The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares (with an additional 1,000,000 shares of stock in connection with the participant's initial employment). For awards of restricted stock, restricted stock units, and performance units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares granted to a participant during a calendar year is 1,000,000 shares.

Administration

        The Equity Plan is administered, with respect to grants of awards to employees, directors, officers, and consultants, by the administrator, which is defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Equity Plan is administered by the Compensation Committee of our Board, the composition of which satisfies such tax and SEC rules, subject to such committee's delegation to management to grant awards to certain eligible persons of up to 25,000 shares.

Eligibility

        Persons eligible to receive awards under the Equity Plan include directors, officers and other employees of and consultants and advisors to our Company or any of our subsidiaries. As of June 9, 2020, approximately 72 officers and other employees of our Company and our subsidiaries (including all of the named executive officers) and each of our four non-employee directors are eligible to receive awards under the Equity Plan.

Vesting

        Although the Equity Plan provides the administrator with the discretion to determine the vesting schedule of any awards granted under the plan, stock option awards granted to employees under the

Equity Plan typically vest over four years in either 16 equal quarterly installments or one installment of 25% of the shares subject to the award on the one-year anniversary of the grant date and 12 equal quarterly installments thereafter, subject to continued service on each vesting date.

Adjustments Upon Corporate Transactions

        The Equity Plan provides that, in the event of an "acquisition," as defined in the Equity Plan, the administrator may provide for the termination of outstanding awards under the Equity Plan, unless awards are assumed or replaced by the successor entity in the acquisition. Except as provided in an individual award agreement, for the portion of each award that is not assumed or replaced by the successor entity, such portion of the award may be vested and become exercisable in full or be released from any repurchase or forfeiture rights before the effective date of the acquisition, provided that the participant's continuous service has not terminated before such date.

Amendment, Suspension and Termination

        The Equity Plan will be for a term of 10 years from its 2016 amendment and restatement, unless sooner terminated by the Board. The Board may at any time amend, suspend or terminate the Equity Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

U.S. Federal Income Tax Consequences Relating to Awards Granted under the Equity Plan

        The following summary of the federal income tax consequences of the awards granted under the Equity Plan does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

        The grant of a non-qualified stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder's total compensation is deemed reasonable in amount. Any gain or loss on the option holder's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        The grant of an incentive stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder's total compensation is deemed reasonable in amount.

        Federal income tax consequences of other awards we may grant under the Equity Plan are generally as follows: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company is generally entitled to a corresponding deduction at the time the participant recognizes income, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 28, 2019 about compensation plans under which our equity securities are authorized for issuance:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)(1)	Number of securities remaining available for future equity compensation plans
Equity compensation plans approved by security holders	10,422,437	(2)	1.17	1,101,572	(3)
Equity compensation plans not approved by security holders	800,000	(4)	0.22	—

Total	11,222,437		1.10	1,101,572

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSAs and RSUs, which have no exercise price.
(2)
This number includes the following outstanding awards granted under the Equity Plan: 7,356,758 shares subject to outstanding stock options, 262,500 shares subject to outstanding RSAs and 2,803,179 shares subject to outstanding RSUs.
(3)
Subject to certain adjustments, as of December 28, 2019, we were authorized to issue a maximum of 13,805,566 shares of our common stock pursuant to awards granted under the Equity Plan.
(4)
Consists of 800,000 stock option awards outstanding as of December 28, 2019.

PROPOSAL No. 1—ELECTION OF DIRECTOR

        The Nominating and Corporate Governance Committee of our Board of Directors has recommended, and our Board of Directors has nominated, Chun K. Hong for re-election as our director at the Annual Meeting. He is currently a member of our Board of Directors.

        The director nominee named in this Proxy Statement has consented to being named as a nominee and has agreed to serve as a director, if elected. The persons named as proxies in the accompanying proxy card will vote the shares covered by any properly submitted proxy card for the election of each of the director nominees named in this Proxy Statement, unless the proxy card indicates otherwise. The accompanying proxy card contains a discretionary grant of authority with respect to this proposal, so that if one or more of the named director nominees becomes unable or unwilling to serve, the persons named as proxies may vote for the election of any substitute nominees that our Board of Directors may propose. However, the persons named as proxies may not vote for a greater number of persons than the total number of directors to be elected at the Annual Meeting, which is one.

        There is no arrangement or understanding between any of our directors or director nominees and any other person or persons pursuant to which any such individual was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of our directors, director nominees or executive officers.

Director Nominee

        Chun K. Hong, 59, is one of the founders of Netlist and has been our President and Chief Executive Officer and a director since our inception in June 2000. Mr. Hong assumed the title of Chairman of the Board of Directors in January 2004. Prior to his tenure at Netlist, Mr. Hong has served in various other executive positions including President and Chief Operating Officer of Infinilink Corporation, a DSL equipment company, as Executive Vice President of Viking Components, Inc., a memory subsystems manufacturing company, and as General Manager of Sales at LG Semicon Co., Ltd., a public semiconductor manufacturing company in South Korea. Mr. Hong received his Bachelor of Science degree in economics from Virginia Commonwealth University and his Master of Science degree in technology management from Pepperdine University's Graduate School of Management. As one of our founders and as our Chief Executive Officer, Mr. Hong brings to the Board extensive knowledge of our organization and our market.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NAMED DIRECTOR NOMINEE.

PROPOSAL No. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed KMJ as our independent registered public accounting firm for Fiscal 2020. Representatives of KMJ are expected to attend the Annual Meeting and be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        In appointing KMJ as our independent registered public accounting firm, the Audit Committee considered KMJ's independence with respect to the services to be performed and other factors the Audit Committee believed to be relevant and in the best interests of our stockholders. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, the Audit Committee and our Board of Directors has decided to submit the appointment to stockholders for ratification. If our stockholders fail to ratify the appointment, the sole director will reconsider whether or not to retain the firm. Even if the appointment is ratified, the sole director, in his discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company and its stockholders. In addition, if KMJ declines to act or otherwise becomes incapable of acting as our independent registered public accounting firm or if KMJ's engagement is otherwise discontinued for any reason, the sole director will appoint another firm to serve as our independent registered public accounting firm for Fiscal 2020.

Fees Paid to Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed to us by KMJ for the indicated services performed during Fiscal 2019 and Fiscal 2018:

	Fiscal 2019($)	Fiscal 2018($)
Audit Fees(1)	126,800	137,600
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—

Total Fees	126,800	137,600

(1)
Audit fees consist of fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and the review of our interim condensed consolidated financial statements included in our quarterly reports. These fees also include fees billed to us for professional services that are normally provided in connection with statutory and regulatory filings or engagements, including the review of our registration statements on Form S-3 and Form S-8 and certain other related matters, such as the delivery of comfort letters and consents in connection with these registration statements.
(2)
KMJ did not bill to us any audit-related fees, tax fees or other fees in Fiscal 2019 or 2018.

Pre-Approval Policies and Procedures

        The charter of the Audit Committee of our Board requires such committee to pre-approve all audit and permissible non-audit services to be performed for us by our independent registered public accounting firm, except for certain "de minimus" non-audit services that may be ratified by the Audit Committee in accordance with applicable SEC rules, in order to assure that the provision of such services is compatible with maintaining the independence of our independent registered public accounting firm. Our Audit Committee pre-approved all services performed by KMJ in Fiscal 2019 and Fiscal 2018. Effective as of the Annual Meeting, our sole director will adopt a procedure for the pre-approval of all audit and permissible non-audit services to be performed for us by our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KMJ AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

PROPOSAL No. 3—APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

        Our Restated Certificate currently authorizes the issuance of 300,000,000 shares of our common stock, par value $0.001 per share. Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to increase the number of shares of our common stock we are authorized to issue by approximately 50%, from 300,000,000 shares to 450,000,000 shares. Our Restated Certificate also authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share, which would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal No. 3.

Background: Our Current Capitalization

        As of June 9, 2020, with respect to our common stock, there were:

  •
  176,481,802 shares issued and outstanding;
  •
  13,010,012 shares issuable upon exercise of outstanding warrants, all of which were exercisable as of such date at exercise prices ranging from $0.11 per share to $1.00 per share;
  •
  13,471,562 shares issuable upon conversion, at a conversion price of $1.25 per share, of $16,839,452 in outstanding principal and accrued interest as of such date under an outstanding convertible note;
  •
  2,000,000 shares issuable upon exercise of an outstanding warrant, all of which will become exercisable at an exercise price of $0.30 per share upon our redemption of such convertible note;
  •
  6,916,758 shares issuable upon exercise of outstanding stock options, 5,678,938 of which were exercisable as of such date;
  •
  2,777,719 shares issuable upon vesting of outstanding restricted stock units;
  •
  2,404,072 shares reserved for issuance pursuant to equity awards we may grant in the future under the Equity Plan, which amount is subject to annual increases pursuant to the terms of the Equity Plan; and
  •
  21,250,025 shares and 33,221,115 shares reserved for issuance pursuant to the purchase agreements dated June 24, 2019 and March 5, 2020, respectively, between Netlist and Lincoln Park Capital Fund, LLC.

        Based on the above capitalization information, only 28,466,935 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of June 9, 2020.

Reasons for the Proposed Increase to Our Authorized Shares of Common Stock

        The Board has determined, in its business judgment, that an increase to the authorized shares of our common stock by approximately 50%, from 300,000,000 shares to 450,000,000 shares, is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such an increase, subject to stockholder approval, and has unanimously recommended that our stockholders approve such an increase by voting in favor of this Proposal No. 3. In making this determination and approval, the Board considered, among other things: our historical share issuance purposes and rates, as described below; our anticipated future share requirements; guidelines and potential voting recommendations of third-party proxy advisory services, including Institutional Shareholder Services ("ISS"); recent practices at other public companies; and a recommendation from our management.

        The Board believes the proposed increase to the authorized shares of our common stock is desirable, and is requesting that our stockholders approve the increase, for the following reasons:

  •
  Flexibility for Future Stock Issuances for Any Corporate Purpose.  The requested increase to the authorized shares of our common stock is also intended to provide us with the flexibility to issue our common stock as needed for any other purpose the Board may approve in the future, which could include, for instance, raising further capital to support our operations; compensating employees or other service providers; effecting stock splits or dividends or other capitalization changes; acquiring assets, technologies or businesses; and other corporate purposes. If this Proposal No. 3 is approved, the newly authorized shares of our common stock would be issuable for any proper corporate purpose. Historically, we have issued our common stock (or securities convertible into or exercisable or exchangeable for our common stock) to raise capital, in connection with strategic transactions and relationships, as compensation to attract and retain our personnel through grants of equity awards, and for other general corporate purposes. Since January 2017 through June 9, 2020, we have issued common stock (or securities convertible into or exercisable or exchangeable for common stock) totaling 154,234,111 shares (on a fully diluted basis) for the reasons described above, and our Board may desire to use our common stock for these or other reasons in the future. Of these shares, since January 2017, we have granted equity awards for compensatory purposes for a total of 8,577,389 shares of our common stock (on a fully diluted basis), and the Board believes the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.

        We currently have no specific commitments, oral or written, which would require us to issue a material amount of new shares of our common stock, except with respect to the issuance of shares of our common stock (1) upon the exercise or conversion of outstanding securities, and (2) in connection with the Equity Plan and awards granted thereunder.

Possible Adverse Effects if this Proposal No. 3 Is Approved

        If this Proposal No. 3 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the rules and listing requirements of the OTCQX or any other then applicable securities exchange and the requirements of all applicable law.

        Approval of this Proposal No. 3 could have the following adverse effects:

  •
  Increased Potential for Dilution.  If approved, this Proposal No. 3 would result in our Board's ability to issue the newly authorized shares of our common stock in the future in its discretion and without obtaining further stockholder approval. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our common stock that is not pro-rata among existing stockholders would increase the number of outstanding shares of our common stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our common stock. Depending on the terms of any such issuance, this dilution could be significant. In particular, in light of the current low per share market price of our common stock, our stockholders may experience material and substantial dilution if we complete an equity financing in the near term. For example, assuming a sale price per share of $0.20, which was the closing sale price per share of our common stock as reported by OTCQX on June 9, 2020, and also assuming we complete an equity financing that involves our issuance and sale of shares of our common stock and no other securities (such as, for instance, warrants or convertible notes), we would need to issue and sell 50 million shares of our common stock in order to obtain gross proceeds of $10 million. However, because we do not have agreements or other firm commitments for any such issuance, it is impossible to predict at this time the dilutive impact of any future share issuance. The level of any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

  •
  Anti-Takeover Effects.  The availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management, or could more easily dilute the stock ownership of a person or group seeking to effect and change in the composition of the Board or contemplating a tender offer or other transaction that would result in our acquisition by another company. The anti-takeover effect of an increase to the authorized shares of our common stock would be in addition to (1) the provisions of Delaware law that may frustrate business combinations with large stockholders, (2) other provisions in our Restated Certificate and our Bylaws that may also have an anti-takeover effect, such as certain advance notice requirements with respect to any stockholder proposals and nominations of director candidates, the lack of cumulative voting rights of our stockholders, the prohibition on our stockholders from taking action by written consent, and our ability to issue up to 10,000,000 shares of preferred stock with such rights, preferences and privileges as approved by our Board without obtaining stockholder approval, and (3) the anti-takeover effect of our stockholder rights agreement, which would, under certain circumstances, give our stockholders the right to acquire additional shares of our capital stock and make it more difficult for a person or group to acquire a significant ownership percentage of our outstanding capital stock or attempt a hostile takeover of our Company.

  Except as described above, we do not presently have any plans, intentions or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences, and the Board is not presently aware of any attempt, or contemplated attempt, to acquire control of our Company. Further, this Proposal No. 3 is not being presented with the design or intent that it be used to prevent or discourage a change in control or management or an acquisition attempt; however, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Possible Adverse Effects if this Proposal No. 3 Is Not Approved

        If this Proposal No. 3 is not approved by our stockholders, the number of shares of our common stock we would be authorized to issue would remain at its current level of 300,000,000 shares, and we would have only 28,466,935 shares of our common stock available for future issuance (based on our capitalization as of June 9, 2020, as described above, which does not take into account additional issuances of shares of our common stock in our ongoing "at-the-market" common stock offering program or for other reasons after that date).

        A failure to obtain the approval of our stockholders of this Proposal No. 3 could have the following adverse effects:

  •
  Inability to Raise Capital By Issuing Our Common Stock.  In recent years, we have relied heavily on issuances of equity and convertible debt securities to generate sufficient capital to support our operations. For example, we completed public or private offerings of our common stock in August 2017, May 2018 and September 2018; we completed an "at-the-market" common stock offering program in August 2018; we issued a convertible note in August 2018; and we entered into private offering programs of our common stock in June 2019 and March 2020, which remain on-going. Our capital requirements to support our existing operations, satisfy our commitments and pursue future growth depend on many factors, and we may need to raise additional funding through the issuance of equity or convertible debt securities in the future. If this Proposal No. 3 is not approved by our stockholders, then we may not have sufficient authorized and unreserved shares of our common stock to pursue such capital-raising transactions if and when market conditions and other factors make these funds available, in which case we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, implement cost-cutting measures, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives, or reduce or cease our operations entirely. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

  •
  Lack of Flexibility to Use Equity for Other Valid Purposes.  As described above, the Board believes the increase to the authorized shares of our common stock would provide us with needed flexibility to issue the newly authorized shares in the future when and as necessary and on a timely basis. This flexibility would allow us to take advantage of favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal No. 3 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future strategic transactions or acquisitions efficiently and when desired or otherwise believed to be advantageous to us.

Rights of Additional Authorized Shares of Common Stock

        The additional authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights, preferences and privileges as the shares of common stock that are currently issued and outstanding.

Text and Effectiveness of the Increase to Our Authorized Shares of Common Stock

        We propose to effect the increase to the authorized shares of our common stock by amending the first two sentences of Article IV(A) of our Restated Certificate to read in their entirety as follows:

        "The corporation is authorized to issue two classes of stock to be designated, respectively, "Serial Preferred Stock" and "Common Stock." The total number of shares of stock which the corporation is authorized to issue is Four Hundred Sixty Million (460,000,000) shares consisting of Ten Million (10,000,000) shares of Serial Preferred Stock, with a par value of $0.001 per share, and Four Hundred Fifty Million (450,000,000) shares of Common Stock, with a par value of $0.001 per share."

        The only change to the language of Article IV(A) being voted on in this Proposal No. 3 is to increase the total number of shares of our common stock we may issue by approximately 50%, from 300,000,000 shares to 450,000,000 shares, and consequently the total number of shares of stock we may issue by the same amount. Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the authorized share increase contemplated by this Proposal No. 3.

        If this Proposal No. 3 is approved and adopted by our stockholders at the Annual Meeting, the increase to our authorized shares contemplated hereby would become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware reflecting the amendments to Article IV(A) thereof as set forth above, or at such other date and time as may be specified in the Certificate of Amendment. Subject to the discretion of the Board to abandon the authorized share increase contemplated by this Proposal No. 3, as described below, we expect to file such an amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Board Discretion to Abandon the Increase to Our Authorized Shares of Common Stock

        Even if this Proposal No. 3 is approved by our stockholders, the Board retains the discretion to abandon the increase to the authorized shares of our common stock as contemplated hereby, if it determines such an abandonment to be in the best interests of the Company and our stockholders.

No Appraisal Rights

        Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to increase the number of authorized shares of our common stock we are authorized to issue.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK.

AUDIT COMMITTEE REPORT

        This report has been reviewed and approved by the members of the Audit Committee of the Board of Directors. Each such member is an independent director within the meaning of applicable SEC rules. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on our website, www.netlist.com.

        The purpose of the Audit Committee is to assist the Board in overseeing the integrity of Company's financial reporting process and financial statements, the Company's compliance with legal and regulatory requirements, and the performance, qualifications and independence of our independent registered public accounting firm. Management is responsible for the Company's financial reporting process and for designing and monitoring internal control systems. Our independent registered public accounting firm, KMJ, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB").

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed, with management and KMJ, our annual audited consolidated financial statements for our fiscal year ended December 28, 2019. The Audit Committee has also discussed with KMJ the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from KMJ required by applicable requirements of the PCAOB regarding KMJ's communications with the Audit Committee concerning independence and has discussed with KMJ its independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our annual report on Form 10-K for our fiscal year ended December 28, 2019 for filing with the SEC.

THE AUDIT COMMITTEE: Kiho Choi, Chair Jun Cho Blake A. Welcher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the ownership of our common stock, as of June 9, 2020 (the "Table Date") unless otherwise indicated in the footnotes to the table, by (i) all persons known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of our Company. Beneficial ownership is determined in accordance with applicable SEC rules and generally reflects sole and shared voting or investment power over securities. Under these rules, a person is deemed to be the beneficial owner of securities the person has the right to acquire as of or within 60 days after the Table Date, upon the exercise of outstanding stock options or warrants, the conversion of outstanding convertible notes, or the exercise or conversion of any other derivative securities affording the person the right to acquire shares of our common stock. As a result, each person's percentage ownership set forth in the table below is determined by assuming that all outstanding stock options, warrants or other derivative securities held by such person that are exercisable or convertible as of or within 60 days after the Table Date have been exercised or converted. Except in cases where community property laws apply or as indicated in the footnotes to the table, we believe each person named below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each person named below is c/o Netlist, Inc., 175 Technology Drive, Suite 150, Irvine, CA 92618.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Chun K. Hong(2)	10,892,932	6.1%
Gail Sasaki(3)	701,670	*
Jun S. Cho(4)	410,500	*
Kiho Choi(5)	145,000	*
Blake A. Welcher(6)	255,000	*
All executive officers and directors as a group (5 persons)(7)	12,405,102	6.9%
*
Represents beneficial ownership of less than 1%.

(1)
All ownership percentages are based on 176,481,802 shares of our common stock outstanding as of the Table Date.
(2)
Represents 2,043,750 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date and 8,849,182 outstanding shares of common stock, of which 8,658,208 shares are held by Mr. Hong and his wife, Won K. Cha, as co-trustees of the Hong-Cha Community Property Trust. Mr. Hong and Ms. Cha possess shared voting and investment power over the shares of common stock held by the Hong-Cha Community Property Trust, and each disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein.
(3)
Represents 510,937 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date and 190,733 outstanding shares of common stock.
(4)
Represents 105,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date and 305,500 outstanding shares of common stock, of which 175,500 are held in 401(k) and other investment accounts.
(5)
Represents 45,000 shares of common stock issuable upon the exercise of stock options that are vested and exercisable within 60 days after the Table Date and 100,000 outstanding shares of common stock.
(6)
Represents 125,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date and 130,000 outstanding shares of common stock.
(7)
Represents 2,829,687 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date and 9,575,415 outstanding shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        Except as described below and except for employment arrangements and compensation for Board service, which are described in "Director Compensation," since December 31, 2017, there has not been, nor is there currently proposed, any transaction or series of transactions in which our Company was or is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for our last two completed fiscal years, and in which any director, officer or beneficial owner of more than 5% of our common stock, or member of any such person's immediate family, had or will have a direct or indirect material interest.

        On May 17, 2018, we entered into a Share Purchase Agreement with a trust controlled by Mr. Hong, our President, Chief Executive Officer and Chairman of the Board, pursuant to which we issued and sold to Mr. Hong's trust 5,405,405 shares of our common stock at a price per share of $0.148 and for aggregate gross proceeds of approximately $800,000. The closing of such purchase and sale occurred on May 21, 2018. See "Security Ownership of Certain Beneficial Owners and Management" for more information about Mr. Hong's beneficial ownership of our securities.

        Our Vice President of Netlist Base and Commodity Sales (formally, our Vice President of Operations), Paik K. Hong, is the brother of Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board. For 2019, Mr. P. K. Hong earned cash salary of $225,001, cash bonus of $112,500 and was granted 411,750 shares of restricted stock units with grant-date fair value of $223,992 measured in accordance with ASC 718. For Fiscal 2018, Mr. Paik K. Hong earned cash salary of $200,000 and was granted 75,000 shares of restricted stock awards with grant date fair value of $18,945 measured in accordance with ASC 718. The grant-date fair value was determined using the fair value of the underlying shares of our common stock. In March 2020, our Audit Committee approved the increase in his annual base salary to $250,000.

        We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements require us to indemnify each such individual to the fullest extent permitted under Delaware law against certain liabilities that may arise by reason of their service for us, and to advance expenses incurred as a result of any such proceeding as to which any such individual could be indemnified.

Policies and Procedures for Review and Approval of Related Party Transactions

        The sole director will be responsible for reviewing and approving in advance any transactions with a related party. To the extent any such transactions arise between the sole director and our company we will seek stockholder approval.

GENERAL INFORMATION

2020 Annual Meeting of Stockholders

  Friday, August 7, 2020
  10:00 a.m., Pacific Time

  Toppan Merrill Corporation
  2603 Main Street, Suite 610,
  Irvine, California 92614

        The Record Date for the Annual Meeting is June 9, 2020. Only stockholders of record at the close of business on this date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

        You are invited to vote on the proposals described in this Proxy Statement because you were a Netlist shareholder on the Record Date.

        Netlist is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending and Voting at the Annual Meeting

        If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot for voting at the Annual Meeting. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver's license or passport, to gain admission. Additionally, if you hold your shares in street name and you decide to attend and vote at the Annual Meeting in person, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the Record Date, as well as a legal proxy issued in your name from your broker or other nominee that holds your shares on your behalf. Contact your broker or other nominee to obtain these items.

        We encourage you to submit your proxy or voting instructions in advance of the Annual Meeting to ensure that your vote will be counted. Submitting your proxy before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting, but your presence at the Annual Meeting will not in itself revoke a submitted proxy. In order to do so, you must cast a written ballot at the Annual Meeting and your proxy will be revoked as to the matters on which the ballot is cast.

Proxy Materials

        These materials were first sent or made available to stockholders on June 26, 2020, and include:

  •
  The Notice of Internet Availability of Proxy Materials
  •
  This Proxy Statement for the Annual Meeting
  •
  Netlist's Annual Report on Form 10-K for the year ended December 28, 2019

        If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting. If you would like to receive our proxy materials for future annual meetings of our stockholders by e-mail or by mail, you may submit such consent by writing to the attention of our Corporate Secretary at the address of our principal executive offices or by following the instructions on the proxy card.

Eliminating Duplicate Mailings

        We have adopted a procedure called "householding." Under this procedure, we may deliver one copy of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report to stockholders residing at the same address, unless stockholders have notified us of their desire to receive multiple copies. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs.

        Once you have received notice from your broker or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you provide contrary instructions. If you are a stockholder residing at the same address to which one copy of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report was delivered, upon receipt of a written or oral request submitted to us, by writing to our Corporate Secretary at the address of our principal executive offices or by calling Investor Relations at (212) 739-6740, we will deliver promptly, at no charge, a separate copy of all or any such materials.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials, our Proxy Statement and the Annual Report, please notify your broker or other nominee or direct your written or oral request to us as described above. Additionally, stockholders who receive multiple copies of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report at their shared address and would like to request householding of these materials for future annual meetings of our stockholders should contact their brokers or other nominees or direct a written or oral request to us as described above.

Quorum for the Annual Meeting

        Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes, which are explained under "Effect of Not Providing Voting Instructions; Broker Non-Votes" below, as well as shares as to which authority to vote on any proposal is withheld, are each counted as present at the Annual Meeting for purposes of determining a quorum.

Proxy Solicitation Costs

        We will pay the costs of preparing, assembling, printing and mailing to our stockholders this Proxy Statement and our other proxy materials for the Annual Meeting, as well as all other costs of soliciting proxies for the Annual Meeting. We may request brokers or other nominees to solicit their customers who beneficially own shares of our common stock that are held of record by the broker or other nominee, and we will reimburse these brokers or other nominees for their reasonable out-of-pocket expenses in making these solicitations. Solicitations will be made primarily through the delivery of this Proxy Statement and our other proxy materials for the Annual Meeting to our stockholders and the availability of these materials on the Internet, and may be supplemented by telephone, facsimile, e-mail and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for these activities, and we have not engaged special employees for the specific purpose of undertaking these activities.

Netlist's Fiscal Year

        Netlist's fiscal year is the 52- or 53-week period that ends on the Saturday closest to December 31. Netlist's 2019 and 2018 fiscal years ended on December 28, 2019 and December 29, 2018, respectively, and consisted of 52 weeks. Information presented in this Proxy Statement is based on Netlist's fiscal calendar.

Voting Matters

        Each share of our common stock has one vote on each matter. Only "stockholders of record" as of the close of business on the Record Date are entitled to vote at the Annual Meeting. At the close of business on June 9, 2020, there were 176,481,802 outstanding shares of our common stock. In addition to shareholders of record of our common stock, "beneficial owners of shares held in street name" as of the Record Date can vote using the methods described below.

How to Cast or Revoke Your Vote

Stockholders of Record

        If you are a stockholder of record, meaning that at the close of business on the Record Date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you may vote your shares either by taking any one of the following actions:

  •
  Attending the Annual Meeting and voting in person;
  •
  Submitting a proxy by mail, which can be done by completing and signing the accompanying proxy card and mailing it in the envelope provided; or
  •
  Submitting a proxy via the Internet or by telephone, which can be done by following the instructions on the accompanying proxy card.

        Votes cast in person or by a mailed proxy must be received no later than the close of voting at the Annual Meeting to be counted, and votes cast by telephone or the Internet must be received by 1:00 a.m., Pacific Time, on August 7, 2020 to be counted. If the Annual Meeting is postponed or adjourned, a properly submitted proxy will remain valid and will be voted at the postponed or adjourned meeting unless it is revoked before it is actually voted, as described below.

        If you are a stockholder of record and submit your proxy, you may revoke it at any time before it is used by taking any of the following actions (any of which will automatically revoke an earlier-provided proxy):

  •
  Voting in person at the Annual Meeting;
  •
  Delivering a later-dated proxy to us at the address of our principal executive offices; or
  •
  Delivering a written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

        To be effective, any later-dated proxy must be received by the applicable deadline for the voting method used, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.

Beneficial Owners of Shares Held in Street Name

        If you are a beneficial owner of shares of our common stock that are held in street name, then you will receive a notice from your broker or other nominee that includes instructions on how to vote your shares. Your broker or other nominee may allow you to deliver your vote via the Internet or by telephone. In addition, if you are a beneficial owner, you will receive instructions from your broker or other nominee regarding how to revoke a previously submitted proxy or otherwise change your voting instructions. As a result, beneficial owners should follow the instructions provided by their brokers or other nominees in order to vote their shares at the Annual Meeting.

        If you hold your shares in street name and you wish to attend or vote in person at the Annual Meeting, then you must bring certain items with you in order to gain admission to and vote at the Annual Meeting, as described under "Attending and Voting at the Annual Meeting" above.

Effect of Not Providing Voting Instructions; Broker Non-Votes

        Stockholders of Record.    You are a "stockholder of record" if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the Record Date and you submit a valid proxy that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

        Beneficial Owners of Shares Held in Street Name.    You are a beneficial owner of shares held in "street name" if your shares are not held of record in your name but are held by a broker or other nominee on your behalf as the beneficial owner. If your shares were held in street name at the close of business on the Record Date, it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count on the election of directors (Proposal No. 1). This proposal constitutes a "non-routine" matter on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker or other nominee on how to vote on Proposal No. 1, then no vote would be cast on this proposal on your behalf and a "broker non-vote" would occur. Your broker or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of KMJ as our independent registered public accounting firm (Proposal No. 2) and the approval of an amendment to our Restated Certificate to increase the number of authorized shares of our common stock (Proposal No. 3), because these proposals constitute "routine" matters on which a broker or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving voting instructions from the beneficial owner. Generally, brokers and other nominees will vote any such uninstructed shares in accordance with the recommendation of the Board for the applicable proposal. As a result, broker non-votes are not expected to occur in the vote on Proposal No. 2 and 3, and any uninstructed shares held in street name are expected to be voted on each such proposal in accordance with the recommendation of our Board as described in this Proxy Statement.

Voting Requirements

        The vote required to approve Proposals No. 1 to 3 is as follows:

  1.
  Proposal No. 1 will be determined by a plurality of the votes cast on the proposal, meaning that the one nominee receiving the highest number of affirmative votes will be duly elected as directors. As a result, abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal because of the nature of this voting requirement.

  2.
  Proposal No. 2 must be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this proposal because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur, and broker non-votes are not expected to occur on this proposal because, as discussed above, brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal.

  3.
  Proposal No. 3 must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date, which is required by applicable law. As a result, abstentions will have the same effect as a vote against this proposal because of the nature of this voting requirement, and broker non-votes are not expected to occur on this proposal because, as discussed above, brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal.

        Below is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

No	Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Director	Plurality of Votes Cast	Non-Routine	No effect	No effect
2	Ratification of Auditor	Majority of Votes Cast	Routine	No effect	None expected
3	Increase to Authorized Shares of Common Stock	Majority of Outstanding Shares	Routine	Same effect as a negative vote	None expected

Tabulation of Votes

        The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the voting instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under "How to Cast or Revoke Your Vote" below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2021 Annual Meeting of Stockholders

        The submission deadline for stockholder proposals to be included in our proxy materials for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is February 12, 2021 if the meeting is held between July 23, 2021 and September 20, 2021 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a-8 in all respects.

        In accordance with our Bylaws, any stockholder who intends to submit one or more director nominees or any other proposal for consideration at our 2021 Annual Meeting of Stockholders outside the processes of Rule 14a-8 must, in addition to complying with all other requirements set forth in our Bylaws, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us between December 14, 2020 and February 12, 2021 if the meeting is held between July 23, 2021 and September 20, 2021 or, if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later; provided, however, that a stockholder who complies with these notice procedures for a director nominee will be permitted to present the nominee at the meeting but will not be entitled to have the nominee included in our proxy materials in the absence of an applicable SEC rule requiring us to do so, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us not less than the 90th day before the date of the meeting. Any such notice must be delivered or mailed and received by our Corporate Secretary at the address of our principal executive offices and must contain all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at the Annual Meeting or at our 2021 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws. Please refer to the full text of our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address of our principal executive offices or may be accessed on our website, www.netlist.com or through our SEC filings available at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Other Business at the Annual Meeting

        Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting, who are named in the accompanying proxy card, will have discretionary authority to vote for or against any such matter. It is the intention of such individuals to vote on such matters in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in their best judgment.

More Information About the Company and the Annual Meeting

        For more information about the Company, please see our Annual Report, which accompanies this Proxy Statement and is available on our website, www.netlist.com. Our Annual Report for Fiscal 2019 was filed with the SEC on March 10, 2020 and is also available on our website or through our SEC filings available at www.sec.gov.

        If you have questions about the Annual Meeting or need assistance voting your shares, or if you would like to request additional copies of our proxy materials for the Annual Meeting (which will be provided free of charge), please contact Investor Relations at (212) 739-6740.

By order of the Board of Directors,
Gail Sasaki Vice President, Chief Financial Officer and Corporate Secretary
Irvine, California June 24, 2020

MMMMMMMMMMMM Netlist, Inc. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00am, Pacific Time, on August 7, 2020. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/NLST delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NLST Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: 01 - Chun K. Hong For Withhold For Against Abstain For Against Abstain 2. Ratification of the appointment of KMJ Corbin & Company LLP as Netlist’s independent registered public accounting firm for fiscal 2020. 3. Approval of the amendment to Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by approximately 50%. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 6 3 0 4 5 03A40A MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Netlist, Inc. Stockholders August 7, 2020, 10:00am Pacific Time Toppan Merrill Corporation 2603 Main Street, Suite 610, Irvine, CA 92614-4242 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/NLST q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — August 7, 2020 Chun K. Hong and Gail Sasaki, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Netlist, Inc. to be held on August 7, 2020 at 10:00am, Pacific Time, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Netlist, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NLST